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Exhibit 5.6

To Aurelia Energy N.V. ("Aurelia")
Bluewater Energy N.V. ("Energy")
Bluewater Offshore Production Systems N.V. ("BOPS")
Bluewater Terminal Systems N.V. ("BTS")
Bluewater (Bleo Holm) N.V. ("Bleo Holm")
Bluewater (New Hull) N.V. ("New Hull")
Bluewater (Glas Dowr) N.V. ("Glas Dowr")
Bluewater (Haewene Brim) N.V. ("Haewene Brim")
Bleo Holm Standby Purchaser N.V. ("Standby Purchaser")
Bluewater (Munin) N.V. ("Munin")
c/o Aurelia Energy N.V.
Landhuis Joonchi
Kaya Richard J. Beaujon z/n
Curaçao
Netherlands Antilles
(together the "Companies")

Rutger de Witt Wijnen—advocaat
Telephone: (212) 259 4101
Facsimile: (212) 259 4111
E-mail: hrdewittwijnen@dbbw.nl

New York, 13 June 2003

Our ref.: M:\new york\dbbwny\94053\opinion

Dear Sirs,

Aurelia Energy N.V., Bluewater Energy N.V.,
Bluewater Offshore Production Systems N.V., Bluewater Terminal Systems N.V.,
Bluewater (Bleo Holm) N.V., Bluewater (New Hull) N.V.,
Bluewater (Glas Dowr) N.V.,
Bluewater (Haewene Brim) N.V., Bleo Holm Standby Purchaser N.V. and Bluewater (Munin) N.V.
Senior Subordinated Guarantees
for US $75 million 10 1/4% Senior Notes due 2012 offered
by Bluewater Finance Limited

Introduction

  I have acted on behalf of De Brauw Blackstone Westbroek P.C. as Netherlands Antilles legal adviser (advocaat) to Aurelia, with its corporate seat in Curaçao, the Netherlands Antilles in connection with the Agreements (as defined below). I have taken instructions solely from Aurelia.

2
Netherlands Antilles Law

  This opinion is limited to Netherlands Antilles law as applied by the Netherlands Antilles courts and published and in effect on the date of this opinion. This opinion (including all terms used in it) will be construed in accordance with Netherlands Antilles law. It is given on the basis that all matters relating to this opinion will be governed by Dutch law.

3
Scope of Inquiry; definitions

  For the purpose of this opinion, I have examined the following documents:

3.1
A print of an e-mailed copy of an executed copy of a registration rights agreement dated as of 30 April 2003 among Bluewater Finance Limited ("Bluewater Finance"), the Companies and the other parties mentioned therein (the "Registration Rights Agreement").

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in the Netherlands. Not admitted in New York.

De Brauw Blackstone Westbroek P.C. is the New York Branch of De Brauw Blackstone Westbroek New York B.V., The Hague, registered with the Trade Register in the Netherlands under no 27172369.

3.2
A print of an e-mailed copy of an executed copy of an indenture dated as of 22 February 2002 among Bluewater Finance, the Companies, The Bank of New York as trustee, and the other parties mentioned therein, (the "Indenture"), including the terms of the Notes (the "Terms and Conditions") and the guarantee by each of the Companies for the obligations of Bluewater Finance under the Notes (the "Guarantees") and with attached thereto as Exhibit A a form of notes issued or to be issued by Bluewater Finance (the "Notes"), received by me on 22 February 2002, as well as a print of an e-mailed copy of a faxed copy of the signature pages of the Indenture executed by all parties to the Indenture except for The Bank of New York, received by me on 17 April 2002.

3.3
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of Aurelia and containing a photocopy of its articles of incorporation.

3.4
Faxed copies of a trade register extract regarding Aurelia provided by the Chamber of Commerce and Industry in Curaçao (the "Chamber of Commerce") and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.5
Prints of e-mailed executed copies of the minutes of the meeting of Aurelia's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by Aurelia to the persons mentioned therein (the "Aurelia Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.6
A print of an e-mailed executed copy of the minutes of Aurelia's general meeting of shareholders (algemene vergadering van aandeelhouders) held on 8 February 2002 and 22 April 2003 received by me on 22 February 2002 and 25 April 2003.

3.7
A faxed copy of the foreign exchange control license and exemption, dated 28 January 1994, No. 52160 from the Bank of the Netherlands Antilles (Bank van de Nederlandse Antillen; the "Bank") addressed to Marenco Investments N.V. (renamed to Aurelia according to the certificate of good standing regarding Aurelia referred to above) (the "Aurelia Forex License").

3.8
A faxed copy of the business license, dated 14 January 1994, No. 0158/94, issued to Marenco Investments N.V. (renamed to Aurelia according to the certificate of good standing regarding Aurelia referred to above) by the Executive Council of the Insular Territory of Curaçao (Bestuurscollege van het Eilandgebied Curaçao, the "Executive Council") (the "Aurelia Business License").

3.9
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of Energy and containing a photocopy of its articles of incorporation.

3.10
Faxed copies of a trade register extract regarding Energy provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.11
Prints of e-mailed executed copies of the minutes of the meeting of Energy's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by Energy to the persons mentioned therein (the "Energy Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.12
A print of an e-mailed copy of the minutes of Energy's general meeting of shareholders (algemene vergadering van aandeelhouders) held on 22 April 2003 received by me on 25 April 2003.

3.13
A faxed copy of the foreign exchange control license and exemption, dated 22 July 1993, No. 51086 from the Bank addressed to Landis Energy N.V. (renamed to Energy according to the certificate of good standing regarding Energy referred to above) (the "Energy Forex License").

3.14
A faxed copy of the business license, dated 3 August 1993, No. 2348/93, issued to Landis Energy N.V. by the Executive Council (renamed to Energy according to the certificate of good standing regarding Energy referred to above) (the "Energy Business License").

3.15
A faxed copy of a certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of BOPS and containing its articles of incorporation.

3.16
Faxed copies of a trade register extract regarding BOPS provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.17
Prints of e-mailed executed copies of the minutes of the meeting of BOPS' managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by BOPS to the persons mentioned therein (the "BOPS Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.18
A print of an e-mailed copy of the minutes of BOPS' general meeting of shareholders (algemene vergadering van aandeelhouders) held on 22 April 2003 received by me on 25 April 2003.

3.19
A faxed copy of the foreign exchange license and exemption, dated 22 July 1993, No. 51091 from the Bank addressed to Aurelia Investment N.V. (renamed to BOPS according to the certificate of good standing regarding BOPS referred to above) (the "BOPS Forex License").

3.20
A faxed copy of the business license, dated 3 August 1993, No. 2350/93, issued to Aurelia Investment N.V. by the Executive Council (renamed to BOPS according to the certificate of good standing regarding BOPS referred to above) (the "BOPS Business License").

3.21
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of BTS and containing a photocopy of its articles of incorporation.

3.22
Faxed copies of a trade register extract regarding BTS provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.23
Prints of e-mailed executed copies of the minutes of the meeting of BTS' managing board (raad van beheer) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by BTS to the persons mentioned therein (the "BTS Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.24
Prints of e-mailed executed copies of a written resolution of Bluewater Holding B.V. in its capacity of BTS' sole shareholder executed on 8 February 2002 and of the minutes of BTS' general meeting of shareholders (algemene vergadering van aandeelhouders) held on 22 April 2003 received by me on 20 February 2002 and 25 April 2003.

3.25
A faxed copy of the foreign exchange control license and exemption, dated 7 December 1977, No. 010865 from the Bank addressed to Sea Flo Systems N.V. (renamed to BTS according to the certificate of good standing regarding BTS referred to above) (the "BTS Forex License").

3.26
A faxed copy of the business license, dated 18 January 1979, No. VB912, issued to Sea Flo Systems N.V. (renamed to BTS according to the certificate of good standing regarding BTS referred to above) by the Executive Council (the "BTS Business License").

3.27
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of Bleo Holm and containing a photocopy of its articles of incorporation.

3.28
Faxed copies of a trade register extract regarding Bleo Holm provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.29
Prints of e-mailed executed copies of the minutes of the meeting of Bleo Holm's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by Bleo Holm to the persons mentioned therein (the "Bleo Holm Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.30
Prints of e-mailed executed copies of the minutes of Bleo Holm's general meeting of shareholders (algemene vergadering van aandeelhouders) held on 8 February 2002 and 22 April 2003 received by me on 20 February 2002 and 25 April 2003.

3.31
A faxed copy of the foreign exchange control license and exemption, dated 22 July 1993, No. 51087 from the Bank addressed to Landis Operations N.V. (renamed to Bleo Holm according to the certificate of good standing regarding Bleo Holm referred to above) (the "Bleo Holm Forex License").

3.32
A faxed copy of the business license, dated 3 August 1993, No. 2349/93, issued to Landis Operations N.V. (renamed to Bleo Holm according to the certificate of good standing regarding Bleo Holm referred to above) by the Executive Council (the "Bleo Holm Business License").

3.33
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of New Hull and containing a photocopy of its articles of incorporation.

3.34
Faxed copies of a trade register extract regarding New Hull provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.35
Prints of e-mailed executed copies of the minutes of the meeting of New Hull's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by New Hull to the persons mentioned therein (the "New Hull Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.36
A print of an e-mailed copy of the minutes of New Hull's general meeting of shareholders (algemene vergadering van aandeelhouders) held on 22 April 2003 received by me on 25 April 2003.

3.37
A print of an e-mailed executed copy of the foreign exchange control license and exemption, dated 24 February 1998, No. 59436 from the Bank addressed to New Hull (the "New Hull Forex License") received by me on 20 February 2002.

3.38
A faxed copy of the business license, dated 12 February 1998, No. 0461/98, issued to New Hull by the Executive Council (the "New Hull Business License").

3.39
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of Glas Dowr and containing a photocopy of its articles of incorporation.

3.40
Faxed copies of a trade register extract regarding Glas Dowr provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.41
Prints of e-mailed executed copies of the minutes of the meeting of Glas Dowr's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by Glas Dowr to the persons mentioned therein (the "Glas Dowr Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.42
A print of an e-mailed copy of the minutes of Glas Dowr's general meeting of shareholders (algemene vergadering van aandeelhouders) held on 22 April 2003 received by me on 25 April 2003.

3.43
A faxed copy of the foreign exchange control license and exemption, dated 9 July 1996, No. 56948 from the Bank addressed to Glas Dowr (the "Glas Dowr Forex License").

3.44
A faxed copy of the business license, dated 8 July 1996, No. 02219/96, issued to Glas Dowr by the Executive Council (the "Glas Dowr Business License").

3.45
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of Haewene Brim and containing a photocopy of its articles of incorporation.

3.46
Faxed copies of a trade register extract regarding Haewene Brim provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.47
Prints of e-mailed executed copies of the minutes of the meeting of Haewene Brim's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by Haewene Brim to the persons mentioned therein (the "Haewene Brim Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.48
A print of an e-mailed copy of the minutes of Haewene Brim's general meeting of shareholders (algemene vergadering van aandeelhouders) held on 22 April 2003 received by me on 25 April 2003.

3.49
A faxed copy of the foreign exchange control license and exemption, dated 10 September 2001, No. 65389 from the Bank addressed to Haewene Brim (the "Haewene Brim Forex License").

3.50
A faxed copy of the business license, dated 19 September 2001, No. 2949/01, issued to Haewene Brim by the Executive Council (the "Haewene Brim Business License").

3.51
A certificate of good standing dated 31 January 2002 provided by civil-law notary Smeets in respect of Standby Purchaser and containing a photocopy of its articles of incorporation.

3.52
Faxed copies of a trade register extract regarding Standby Purchaser provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.53
A print of an e-mailed executed copy of the minutes of the meeting of Standby Purchaser's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by Standby Purchaser to the persons mentioned therein (the "Standby Purchaser Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.54
Prints of e-mailed copies of the minutes of Standby Purchaser's general meetings of shareholders (algemene vergadering van aandeelhouders) held on 8 February 2002 and 22 April 2003 received by me on 20 February 2002 and 25 April 2003.

3.55
A faxed copy of the foreign exchange control license and exemption, dated 3 September 1998, No. 060466 from the Bank addressed to Standby Purchaser (the "Standby Purchaser Forex License").

3.56
A faxed copy of the business license, dated 16 September 1998, No. 2955/98, issued to by the Executive Council (the "Standby Purchaser Business License").

3.57
A certificate of good standing dated 28 January 2002 provided by civil-law notary Smeets in respect of Munin and containing a photocopy of its articles of incorporation.

3.58
Faxed copies of a trade register extract regarding Munin provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.59
Prints of e-mailed executed copies of the minutes of the meeting of Munin's managing board (directie) held on 8 February 2002 and 22 April 2003, including a power of attorney granted by Munin to the persons mentioned therein (the "Munin Power of Attorney") received by me on 20 February 2002 and 25 April 2003.

3.60
A print of an e-mailed copy of the minutes of Munin's general meeting of shareholders (algemene vergadering van aandeelhouders) held on 22 April 2003 received by me on 25 April 2003.

3.61
A faxed copy of the foreign exchange control license and exemption, dated 3 May 2001, No. 65073 from the Bank addressed to Bluewater (Aguazul) N.V. (renamed to Munin according to the certificate of good standing regarding Munin referred to above) (the "Munin Forex License") and a faxed copy of a letter from the Bank dated September 18, 2001, confirming that the foreign exchange control license and exemption granted to Aguazul remains valid for Munin.

3.62
A faxed copy of the business license, dated 28 June 2001, No. 2041/01, issued to Aguazul by the Executive Council (renamed to Munin according to the certificate of good standing regarding Munin referred to above) (the "Munin Business License").

3.63
A certificate of good standing dated 18 March 2003 provided by a deputy notary legally deputizing for civil-law notary Alexander in respect of Intertrust (Curaçao) N.V. ("Intertrust") and containing a photocopy of its articles of incorporation.

3.64
Faxed copies of a trade register extract regarding Intertrust provided by the Chamber of Commerce and dated 21 February 2002, 29 April 2003 and 13 June 2003.

3.65
A print of an e-mailed copy of a draft dated 13 June 2003 of a registration statement (the "Registration Statement"), relating to the registration by Bluewater Finance Limited and some of its subsidaries of US $75 million 10 1/4% Senior Notes due 2012 with the United States Securities and Exchange Commission.

3.66
A print of an e-mailed copy of an undated draft of an unrestricted global note to be issued by Bluewater Finance (the "Global Note") received by me on 15 May 2003.

3.67
Confirmation by a managing director of the Companies, dated 13 June 2003, that the resolutions as referred to in paragraphs 3.5, 3.6, 3.11, 3.12, 3.17, 3.18, 3.23, 3.24, 3.29, 3.30, 3.35, 3.36, 3.41, 3.42, 3.47, 3.48, 3.53, 3.54, 3.59, 3.60 are in full force and effect.

        In addition, I have obtained the following confirmation given by telephone on the date of this opinion:

3.68
Confirmation from the office of the bankruptcy division (faillissementsgriffie) of the Curaçao district court that the Companies and Intertrust are not registered as having been declared bankrupt or granted suspension of payments.

        My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Netherlands Antilles law under that other law.

3.69
In this opinion:

  "Agreements" means the Registration Rights Agreement and the Indenture, including the Guarantees and the Global Note.

  "Powers of Attorney" means the Aurelia Power of Attorney, the Energy Power of Attorney, the BOPS Power of Attorney, the BTS Power of Attorney, the Bleo Holm Power of Attorney, the New Hull Power of Attorney, the Glas Dowr Power of Attorney, the Haewene Brim Power of Attorney, the Standby Purchaser Power of Attorney and the Munin Power of Attorney.

  "Licenses" means the Aurelia Forex License, the Aurelia Business License, the Energy Forex License, the Energy Business License, the BOPS Forex License, the BOPS Business License, the BTS Forex License, the BTS Business License, the Bleo Holm Forex License, the Bleo Holm Business License, the New Hull Forex License, the New Hull Business License, the Glas Dowr Forex License, the Glas Dowr Business License, the Haewene Brim Forex License, the Haewene Brim Business License, the Standby Purchaser Forex License, the Standby Purchaser Business License, the Munin Forex License and the Munin Business License.

  "Notes" includes the Global Note, unless the context requires otherwise.

Assumptions

  For the purpose of this opinion, I have made the following assumptions:

4.1
All copy documents conform to the originals and all originals are genuine and complete.

4.2
Each signature is the genuine signature of the individual concerned.

4.3
Any confirmation referred to in paragraph 3 is true. The certificates of good standing are true and correct on the date of issue up to and including the date hereof. The trade register extracts referred to in paragraph 3 dated 21 February 2002 are true and correct as of 8 February 2002 up to and including 22 February 2002, and the trade register extracts referred to in paragraph 3 dated 29 April 2003 are true and correct as of 22 April 2003 up to and including 30 April 2003.

4.4
The Agreements have been entered into in the form referred to in paragraph 3.

4.5
The Agreements are within the capacity and powers of, and have been validly authorised and entered into by, each party other than the Companies.

4.6
The Powers of Attorney remain in full force and effect without modification and have not been revoked, rescinded or modified.

4.7
The Notes have not been, are not and will not be offered in the Netherlands Antilles.

4.8
The Licenses are in full force and effect and the conditions and obligations imposed thereunder by the Bank and the Executive Council, respectively, are and will be satisfied and complied with.

4.9
There are no dealings between the parties which affect the Agreements.

Opinion

  Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1
Each of the Companies has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Netherlands Antilles law.

5.2
Each of the Companies has the corporate power to enter into and perform the Agreements, including the Guarantee to be entered into by it.

5.3
Each of the Companies has taken all necessary corporate action to authorise its entry into and performance of the Agreements, including the Guarantee to be entered into by it.

5.4
The choice of New York law as the governing law of the Agreements is recognised under Netherlands Antilles law by the courts of the Netherlands Antilles (provided that the choice of New York law as the law governing the Agreements is recognised under New York law as valid and binding) and, accordingly, under Netherlands Antilles law (i) New York law determines the validity and binding effect of the Agreements and (ii) the courts of the Netherlands Antilles are legally bound to apply New York law to the Agreements and to determine the validity and binding nature of the Agreements by so applying New York law.

Qualifications

  This opinion is subject to the following qualifications:

6.1
This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2
With respect to opinion paragraph 5.4 only: under Netherlands Antilles law, notwithstanding the recognition of New York law as the governing law of the Agreements:

(a)
effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Agreements;

(b)
Netherlands Antilles law will be applied insofar as it is mandatory irrespective of the governing law of the Agreements;

(c)
the application of New York law may be refused if it is manifestly incompatible with Netherlands Antilles public policy; and

(d)
regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance,

    it being noted that (i) I am not aware of any published case law in which a court in the Netherlands Antilles has actually applied mandatory rules of foreign law (as referred to in subparagraph (a) above) and (ii) subject to the other qualifications in this paragraph 6, I confirm that the Agreements do not contain provisions which will be set aside by mandatory Netherlands Antilles law (as referred to in subparagraph (b) above) or are manifestly incompatible with Netherlands Antilles public policy (as referred to in subparagraph (c) above).

6.3
To the extent that Netherlands Antilles law applies, a legal act (rechtshandeling) performed by a legal entity (including (without limitation) an agreement pursuant to which it agrees to provide or provides a guarantee, or an agreement pursuant to which it guarantees the performance, of the obligations of a third party and any other legal act having a similar effect) may be nullified by any of its creditors, if (i) it performed the act without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the act and (iii) at the time the act was performed both it and (unless the act was for no consideration (om niet)) the party with or towards which it acted, knew or should have known that one or more of its creditors (existing or future) would be prejudiced.

6.4
If a Netherlands Antilles company performs a legal act (rechtshandeling) (including (without limitation) a guarantee or an agreement pursuant to which it guarantees the performance, of the obligations of a third party and any other legal act having a similar effect) and that act is not in the company's corporate interest, it may (i) exceed its corporate power, (ii) violate its articles of incorporation and (iii) not be valid, binding and enforceable against it.

6.5
To the extent that Netherlands Antilles law applies, a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.6
Under Netherlands Antilles law it is unclear if and to what extent a trust established under foreign law will be recognised.

6.7
To the extent that pursuant to the Agreements any of the Companies is required or forbidden to take, or restricted in taking, any action that falls within the powers of its general meeting of shareholders, it may not be binding against it.

6.8
The trade register extracts referred to in paragraph 3 do not provide conclusive evidence that the facts set out in them are correct. However, under the Trade Register Ordinance (Handelsregisterverordening), subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware of it.

6.9
The confirmation from the office of the bankruptcy division referred to in paragraph 3 does not provide conclusive evidence that the Companies have not been declared bankrupt or granted suspension of payments.

6.10
I do not express any opinion as to any taxation matters.

7
Reliance

  This opinion is for the purpose of the registration of Notes and the Guarantees with the US Securities and Exchange Commission (the "SEC") pursuant to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed with the SEC, and to the reference to De Brauw Blackstone Westbroek P.C. in the prospectus under the headings "Legal Matters" and "Enforcement of Judgments". In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the U.S. Securities Act.

Yours faithfully,

Rutger de Witt Wijnen
for De Brauw Blackstone Westbroek P.C.

Attorneys at law, tax lawyers, candidate civil law notaries. Admitted in the Netherlands. Not admitted in New York.

De Brauw Blackstone Westbroek P.C. is the New York Branch of De Brauw Blackstone Westbroek New York B.V., The Hague, registered with the Trade Register in the Netherlands under no 27172369.

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  Exhibit 5.6